EXHIBIT 23A

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of AutoInfo, Inc. for the year ended December 31, 2004, of our report dated February 11, 2005 on the financial statements of AutoInfo, Inc. for the year ended December 31, 2004 by reference to the Registration Statement under the Securities Act of 1933 (File No. 33-34442) of AutoInfo, Inc.


                                 /s/ Dworken, Hillman, LaMorte & Sterczala, P.C.
                                 -----------------------------------------------
Shelton, Connecticut             Dworken, Hillman, LaMorte & Sterczala, P.C.
March  15, 2005